UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

I.	Equity Investment by Nestle Health Science S.A.

On February 4, 2020, Aimmune Therapeutics, Inc., a Delaware corporation (“Aimmune” or the “Company”), announced a $200.0 million equity investment into the Company by Nestle Health Science S.A. and the extension of their existing strategic collaboration designed to enable the development and commercialization of innovative food allergy therapies.

In connection with the equity investment, Aimmune entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated as of February 4, 2020 (the “Effective Date”), by and between the Company and Nestle Health Science US Holdings, Inc., a Delaware corporation (“NHSc US”). In connection with the extension of the existing strategic collaboration, Aimmune entered into an Amended and Restated Strategic Collaboration Agreement (the “Strategic Collaboration Agreement”), dated as of the Effective Date, with Société des Produits Nestlé S.A., a company organized and existing under the laws of Switzerland and the successor to Nestec Ltd. (“Nestlé”), which is a research and development subsidiary of Swiss food, nutrition and wellness company, Nestlé Pursuant to the Purchase Agreement, the Company and NHSc US also entered into an Amended and Restated Standstill Agreement (the “Standstill Agreement”) and an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of the Effective Date.

The following are summaries of the material terms and conditions of the Strategic Collaboration Agreement, the Purchase Agreement, the Standstill Agreement and the Registration Rights Agreement (collectively, the “Agreements”). The following summaries of the material terms and conditions of the Agreement are qualified in their entirety by the actual Agreements, copies of which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report and are incorporated herein by reference.

Strategic Collaboration Agreement

Pursuant to the Strategic Collaboration Agreement, the Company and Nestlé (through itself and one or more affiliated entities) agreed to continue to collaborate with one another in connection with the development of the Company’s products, including by (i) sharing information relating to the Company’s activities directed towards the development of the Company’s products for the treatment of allergies to one or more particular types of food (the “Development Programs”) and commercialization plans for PALFORZIATM (AR101), the Company’s investigational product for the treatment of peanut allergy, and (ii) providing the Company access to Nestlé’s scientific, clinical, regulatory and commercial expertise relevant to such Development Programs. In connection with the foregoing, the Company and Nestlé will maintain their existing Strategic Collaboration Committee, which will continue to be comprised of up to five (5) representatives of each party. The input that the Company receives from Nestlé in the Strategic Collaboration Agreement is advisory only; the Company retains full decision-making control for all Development Programs and for the commercialization of PALFORZIA. In addition, for so long as Nestle holds not less than fourteen percent (14%) of the Company’s outstanding common stock, Nestlé will continue to be entitled to designate one (1) nominee to serve as a director on Aimmune’s Board of Directors, which shall continue to be Greg Behar, Chief Executive Officer of Nestlé HealthScience S.A.

The term of the Strategic Collaboration Agreement (the “Term”) commenced on November 3, 2016, was subsequently extended on November 11, 2018 (the “Extension Date”) and will terminate three (3) years from the Extension Date, unless earlier terminated in accordance with the terms thereof. The Strategic Collaboration Agreement may be terminated by either party (i) upon 60 days’ written notice of an uncured material breach or (ii) upon a change of control of the other party. In addition, Aimmune may terminate the Strategic Collaboration Agreement upon 60 days’ written notice in the event Nestlé (or an affiliated entity) acquires or combines with a company engaged in the research, development or commercialization of certain oral immunotherapies intended to desensitize a patient to a food allergen. Further, Nestlé may terminate the Strategic Collaboration Agreement upon 60 days’ written notice in the event that Aimmune sells, conveys, transfers or licenses to a third party commercial rights to one or more of its products or Development Programs.

During the Term, the Company may conduct licensing or partnering discussions with other potential partners, with respect to the Development Programs. During the Term, if Nestlé decides to pursue development of a drug or biologic product that can be combined with an oral immunotherapy product and that is intended to improve the efficacy or safety of such oral immunotherapy product for the treatment of one or more food allergies, then NHSc shall provide Aimmune with the opportunity to enter into an exclusive negotiating period with respect to such opportunity for a period of three (3) months and the parties will negotiate in good faith during such period. If the parties have not entered into a definitive agreement governing the opportunity as of the end of any such negotiating period, NHSc would be free to partner or pursue a transaction with third parties with respect to such opportunity.

The Strategic Collaboration Agreement contains a non-competition covenant pursuant to which Nestlé has agreed not to engage in certain activities relating to oral immunotherapies for the treatment of food allergies, including, with respect to the treatment of peanut allergy, the research, development or commercialization of any drug or biologic for use as an oral immunotherapy, other than, any product for the prevention of food allergies for egg or milk that are currently part of a development program of Nestlé. The Strategic Collaboration Agreement also contains mutual non-solicitation and confidentiality provisions.

Purchase Agreement

Pursuant to the Purchase Agreement, the Company agreed to issue and sell to NHSc US (i) 1,000,000 shares of its common stock, par value $0.0001 (“Common Stock”), for an aggregate cash purchase price of $31,970,000.00, representing approximately 1.5% of Aimmune’s outstanding Common Stock and (ii) 525,634 shares of its Series A Preferred Stock, par value $0.0001 (“Series A Preferred Stock”), for an aggregate cash purchase price of $168,032,048.95, (collectively, the “NHSc Shares”). The NHSc Shares are to be issued and sold to NHSc US at a price per share of Common Stock of $31.97 and a price per share of Series A Preferred Stock of $319.675. The closing of the sale and issuance of the NHSc Shares (the “Closing”) is subject to certain closing conditions, including the delivery of the aggregate purchase price. Following the Closing, NHSc US will hold shares representing 19.9% of Aimmune’s outstanding Common Stock.

The sale and issuance of the NHSc Shares is intended to be exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act.

The Purchase Agreement also contains customary representations, warranties and covenants by, among and for the benefit of the parties, as well as mutual indemnification obligations.

Standstill Agreement

Pursuant to the Standstill Agreement, the Company and NHSc US agreed to the Standstill Restrictions (as defined below) and, subject to certain limited exceptions, that neither NHSc US nor its affiliates shall sell or transfer any Common Stock or securities convertible into, exchangeable for, exercisable for, or repayable with Common Stock (including without limitation, the Series A Preferred Stock) for the period commencing on the Effective Date and lasting through November 11, 2020 (the “Market Standstill Termination Date”).

Pursuant to the Standstill Agreement, NHSc US agreed that until the Market Standstill Termination Date, neither NHSc US nor any of its affiliates shall (without the prior written consent of a majority of the members of Aimmune’s Board of Directors who are not affiliated with NHSc US):

a.	effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or in any way advise, assist, knowingly facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause:

i.	any acquisition, or obtaining any economic interest in, any right to direct the voting or disposition of, or any other right with respect to, any securities of the Company or any of its subsidiaries (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any securities of the Company or any of its subsidiaries, including without limitation any swaps or other derivative arrangements), in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions pursuant to any agreement, arrangement or understanding, without the prior consent of the Company’s Board of Directors;

ii.	any tender or exchange offer, merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its subsidiaries;

iii.	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or

iv.	any “solicitation” of “proxies” (as such terms are used in Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or consents to vote any voting securities of the Company, or become a “participant” in any “election contest” (as such terms are defined in Rule 14a-11 of the Exchange Act) or propose, or solicit stockholders of the Company for the approval of, any stockholder proposals with respect to the Company or seek to advise or influence any person with respect to the voting of any voting securities of the Company;

b.	form, join or in any way participate in a “group” (as defined under the securities laws) with respect to any securities of the Company or any securities convertible into Common Stock or any other voting securities of the Company or otherwise act in concert with any person in respect of any such securities;

c.	otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company;

d.	take any action which would reasonably be expected to result in the Company or its representatives being obligated to make a public announcement regarding any of the types of matters set forth in the Standstill Agreement;

e.	enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

f.	publicly disclose any intention, plan or arrangement regarding any of the matters referred to above.

(collectively (a) through (f), the “Standstill Restrictions”).

The Standstill Restrictions shall not apply after (A) a public announcement by the Company of the initiation of any merger, consolidation, acquisition, scheme, business combination or other extraordinary transaction in which the Company or any of its subsidiaries is a constituent corporation or party and following consummation of such transaction, either (i) substantially all of the persons or entities who, immediately prior to such transaction, had beneficial ownership of 50% or more of the voting power of the Company would not continue to beneficially own at least 50% of the voting power of the combined entity and would not have the ability to elect a majority of the directors of the combined entity or (ii) all or a substantial part of the assets of the Company and its subsidiaries would be transferred to a third party or (B) the submission of any bona fide offer by any third party to acquire all or a substantial portion of the securities or assets of the Company or its subsidiaries (which for the avoidance of doubt shall exclude any offer with respect to which the Company elects not to engage in substantive negotiations), prompt notice of which shall be provided to NHSc US.

The Standstill Agreement also provides for a market standoff provision that restricts NHSc US from engaging in certain transfers of the Company’s securities prior to November 11, 2021 (the “Market Standoff Termination Date”). In addition, the Standstill Agreement provides that, in connection with any transaction constituting a change of control of the Company approved by the Board during the period beginning on the Effective Date and ending on the Market Standoff Termination Date, NHSc US shall not seek an appraisal remedy under Section 262 of the Delaware General Corporation Law with respect to any shares of common stock of the Company held by NHSc US as of the date of the consummation of such change of control transaction.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company has agreed to register the resale of all shares of Common Stock issued to NHSc US and the shares of Common Stock issuable upon conversion of the shares of the Company’s Series A Preferred Stock issued to NHSc US on a registration statement to be filed with the Securities and Exchange Commission upon the request of NHSc US, which request cannot be made prior to the 45th day preceding February 4, 2021 (the “Termination Date”). The Registration Rights Agreement contains customary indemnification provisions and terminates if NHSc US fails to request that the NHSc Shares be registered within the two (2) year anniversary of the Termination Date or, if earlier, such date that NHSc US and its affiliates own in the aggregate less than 30% of the number of shares of Common Stock that NHSc US and its Affiliates owned in the aggregate as of the date of the Registration Rights Agreement.

II.	License Agreement with Xencor, Inc.

On February 4, 2020 (the “License Agreement Effective Date”), the Company and Xencor, Inc., a Delaware corporation (“Xencor”), entered into a license agreement (the “License Agreement”) for the development, manufacture, and commercialization of biopharmaceutical products containing or comprising the humanized monoclonal antibody XmAb®7195 (“Antibody”) or certain variants of the Antibody (“Product”). Under the License Agreement, Xencor granted to the Company an exclusive, worldwide, royalty-bearing sublicensable license under certain patent rights and a non-exclusive, royalty-bearing sublicensable license under certain know-how rights to develop, manufacture, and commercialize the Product for the diagnosis, treatment, or prevention of human diseases and conditions.

Under the License Agreement, the Company is obligated to pay Xencor an upfront payment of $5,000,000 and to issue a number of shares of Common Stock having an aggregate value of $5,000,000. Additionally, the Company is obligated to pay Xencor an aggregate of up to $380,000,000 in milestone payments and to issue an additional number of shares of Common Stock having an aggregate value of $5,000,000 in connection with the achievement of the first development milestone with respect to a Product (the “Xencor Milestone Shares”). The Company will pay a royalty to Xencor equal to a percentage of net sales of Products in the high single-digit to mid-teen range.

The term of the License Agreement begins on the License Agreement Effective Date and continues on a country-by-country and Product-by-Product basis until the expiration of the Company’s obligation to pay royalties with respect such Product and country. The Company may terminate the License Agreement in its entirety without cause on sixty days’ prior written notice. Xencor may terminate the License Agreement in its entirety if the Company or its affiliates or sublicensees challenge the licensed patents. Either party may terminate the License Agreement for the other party’s material breach that is not cured within a specified time period or for the other party’s bankruptcy or insolvency-related events.

In connection with the entry into the License Agreement, Aimmune issued to Xencor 156,238 shares of Common Stock, pursuant to a Securities Issuance Agreement with Xencor, dated February 4, 2020 (the “Xencor Initial Shares” and, together with the Xencor Milestone Shares, the “Xencor Shares”). The number of Xencor Milestone Shares to be issued shall be equal to the quotient obtained by dividing (x) $5.0 million by (y) the volume-weighted average price of the Common Stock as reported by the Nasdaq Global Select Market during the seven-day period immediately preceding the date of achievement of the applicable milestone.

The foregoing description of the material terms of the License Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the License Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference. Portions of the Commercial Services Agreement may be subject to a FOIA Confidential Treatment Request to the SEC pursuant to Rule 24b-2 under the Exchange Act.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 4, 2020, the Company delivered notice to draw down the $85,000,000 available under the second tranche of its term loan available pursuant to that certain Credit Agreement, dated January 3, 2019, by and among the Company, KKR Peanut Aggregator L.P. and Cortland Capital Markets Services LLC.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth in Item 1.01 with regard to the issuance of the NHSc Shares and the Xencor Initial Shares, which disclosures are incorporated by reference into this Item 3.02.

The sale and issuance of the NHSc Shares and the Xencor Initial Shares is being made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. NHSc US and Xencor each represented to the Company that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act. Accordingly, neither the NHSc Shares nor the Xencor Initial Shares have been registered under the Securities Act, and until so registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. No underwriting discounts or commissions or similar fees are payable in connection with the issuance.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On or prior to the Closing date, the Company will designate 525,634 shares of its authorized and unissued preferred stock as Series A Convertible Preferred Stock and will file a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State.

Each share of Series A Preferred Stock is convertible into ten shares of Common Stock (subject to adjustment as provided in the Certificate of Designation) at any time at the option of the holder, provided that the holder will be prohibited from converting the Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 19.99% of the total number of shares of Common Stock then issued and outstanding, subject to certain exceptions. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series A Preferred Stock will be entitled to receive, before any proceeds are distributed to the holders of Common Stock or junior securities and pari passu with any distributions to the holders of the Series A Preferred Stock, (i) an amount equal to $0.0001 per share of Series A Preferred Stock, plus any dividends declared but unpaid on such shares, plus (ii) such amount per share as would have been payable to such holder if all shares of Series A Preferred Stock held by such holder had been converted to Common Stock immediately prior to such liquidation, dissolution or winding up of the Company; provided, however, that, in the event that the assets to be distributed pursuant to this clause (ii) constitute equity securities or convertible securities of the Company (or any successor thereof) and, following any such distribution, any holder would hold or have a right to acquire greater than 19.99% of the number of shares of Common Stock or voting power of the Company (or any successor thereof) outstanding immediately after giving effect to all such distributions (such amount of securities being referred to as the “Surplus Amount”), then (x) the Company shall use commercially reasonable efforts to promptly obtain the approval of stockholders of the Company for such distribution of such Surplus Amount and (y) unless such approval of the stockholders of the Company is obtained, such holder shall not be entitled to receive such Surplus Amount. Shares of Series A Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the then outstanding Series A Preferred Stock will be required to amend the terms of the Series A Preferred Stock. Shares of Series A Preferred Stock will be entitled to receive any dividends payable to holders of Common Stock, and will rank:

•	senior to all of the Common Stock;

•	senior to any class or series of capital stock of the Company created after the designation of the Series A Preferred Stock specifically ranking by its terms junior to the Series A Preferred Stock;

•	on parity with all shares of Series A Preferred Stock and any class or series of capital stock of the Company created after the designation of the Series A Preferred Stock specifically ranking by its terms on parity with the Series A Preferred Stock; and

•	junior to any class or series of capital stock of the Company created after the designation of the Series A Preferred Stock specifically ranking by its terms senior to the Series A Preferred Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily and/or the right to receive dividends.

The shares of Series A Preferred Stock issued pursuant to the Securities Purchase Agreement were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

4.1	Amended and Restated Registration Rights Agreement, dated February 4, 2020, by and between the Company and Nestle Health Science US Holdings, Inc.

4.2	Amended and Restated Standstill Agreement, dated February 4, 2020, by and between the Company and Nestle Health Science US Holdings, Inc.

10.1†	Amended and Restated Strategic Collaboration Agreement, dated February 4, 2020, by and between the Company and Société des Produits Nestlé S.A.

10.2	Securities Purchase Agreement, dated February 4, 2020, by and between the Company and Nestle Health Science US Holdings, Inc.

10.3†	License Agreement, dated February 4, 2020, by and among, Aimmune Therapeutics, Inc. and Xencor, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: February 4, 2020	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy
General Counsel and Secretary